Exhibit 10.14

SUBSCRIPTION ESCROW AGREEMENT

THIS SUBSCRIPTION ESCROW AGREEMENT (this "Escrow Agreement”), dated as of July 23rd 2015, is entered into by and among General Agriculture Corp. (the "Company"), Spartan Securities Group Ltd. (the "Underwriter") and Wilmington Trust, National Association, as escrow agent (the "Escrow Agent").

WHEREAS, the Company and the Underwriter intend to enter into an Underwriting Agreement, the form of which is filed with the Securities and Exchange Commission as an exhibit to Amendment No. 2 to the registration statement on Form S-1 (File No. 333-200292) (as amended, the “Registration Statement”), pursuant to which the Underwriter is authorized to solicit and collect subscription funds on behalf of the Company.

WHEREAS, the Company intends to raise cash funds from investors (the “Investors”) pursuant to a best-efforts public offering (the “Offering”) of not less than 800,000 (the "Minimum Amount") shares of the Company’s common stock, par value $0.0001 (“Common Stock”), nor more than 2,000,000 of shares of Common Stock of the Company (the "Securities").

WHEREAS, the Company and the Underwriter desire to deposit funds contributed by the Investors with the Escrow Agent, to be held for the benefit of the Investors and the Company until such time as subscriptions for no less than the Minimum Amount of the Securities have been deposited into escrow and the Offering is closed, in accordance with the terms of this Escrow Agreement.

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.           Escrow of Investor Funds.

(a)          On or before the commencement of the Offering, the Company shall establish an escrow account with the Escrow Agent (the “Escrow Account”). All funds received from Investors in payment for the Securities (“Investor Funds”) will be delivered (i) by Investors directly to the Escrow Agent or (ii) to the Escrow Agent within one (1) business day following the day upon which such Investor Funds are received by the Company or the Underwriter, and, in each case, shall, upon receipt of good and collected funds by the Escrow Agent, be retained in the Escrow Account by the Escrow Agent and left uninvested. During the term of this Escrow Agreement, the Company and the Underwriter shall require all investor checks for payment for the Securities to be made payable to Wilmington Trust N.A., as Escrow Agent and delivered to the Escrow Agent for deposit in the Escrow Account. No investor checks shall be made payable to the Company, Underwriter or any other entity until the minimum contingency occurs. All checks shall be delivered with a subscription agreement to Wilmington Trust N.A., Attention: Deborah Daniello, Vice President, Senior Relationship Manager global Capital Markets, 280 Congress Street, Suite 1300, Boston, MA 02210. Upon receipt of any subscription agreement from an Investor together with Investor Funds, Escrow Agent will, within two (2) business days deliver such subscription agreement to the Underwriter. Escrow Agent shall return to any Investor any check not accompanied by a subscription agreement and any subscription agreement not accompanied by a check.

(b)          Escrow Agent shall have no duty to make any disbursement, investment or other use of Investor Funds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent reserves the right to deny, suspend or terminate participation by an Investor to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws or to eliminate practices that are not consistent with the purposes of the Offering.

2.           Identity of Investors. A copy of the Offering document is attached as Exhibit A to this Escrow Agreement. The Company or the Underwriter shall furnish to the Escrow Agent with each delivery of Investor Funds, a list of the Investors who have paid for the Securities showing the name, address, tax identification number (if a U.S. citizen), amount of Securities subscribed for and the amount paid and deposited with the Escrow Agent. This information comprising the identity of Investors shall be provided to the Escrow Agent in the format set forth on Exhibit B to this Escrow Agreement (the “List of Investors”). Within one (1) business day after delivery of subscription agreements to the Underwriter by the Escrow Agent, the Underwriter shall update the List of Investors with information of any such Investors and deliver the updated List of Investors to the Company and the Escrow Agent. All Investor Funds so deposited shall not be subject to any liens or charges by the Company, the Underwriter or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Investor Funds on deposit in the Escrow Account and no such funds shall become the property of the Company except when released to the Company pursuant to Section 3 of this Escrow Agreement. The Company, the Underwriter and the Escrow Agent will treat all Investor information as confidential. The Escrow Agent shall not be required to accept any Investor Funds provided by the Company or Underwriter which are not accompanied by the information on the List of Investors.

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3.           Disbursement of Funds.

(a)          In the event the Escrow Agent receives written notice from the Company or the Underwriter that the Company or Underwriter has rejected an Investor’s subscription, the Escrow Agent shall pay to the applicable Investor, within ten (10) business days after receiving notice of the rejection, by first class United States Mail at the address appearing on the List of Investors, or at such other address or fed wire instructions as are furnished to the Escrow Agent by the Investor or Underwriter in writing, all collected sums paid by the Investor for Securities and received by the Escrow Agent.

(b)          Once the Escrow Agent is in receipt of good and collected Investor Funds totaling at least the Minimum Amount, the Escrow Agent shall notify the Company and Underwriter of the same in writing. If the Minimum Amount or more is received into the Escrow Account at any time before the Offering Termination Date, then the Escrow Agent shall pay out the Investor Funds when and as directed in writing by the Company and Underwriter. The “Offering Termination Date” means 180 days from the registration effective date of the Registration Statement.

(c)          If (i) the Minimum Amount has not been received by the Escrow Agent before the Offering Termination Date, (ii) the Escrow Agent receives written notice from the Company and the Underwriter stating that the Offering has been abandoned, or (iii) the Escrow Agent receives written notice from the Securities and Exchange Commission or any other federal or state regulatory authority that a stop or similar order has been issued with respect to the Offering, the Escrow Agent shall promptly refund to each Investor by first class United States mail at the address appearing on the List of Investors, or at such other address or fed wire instructions as are furnished to the Escrow Agent by the Investor or Underwriter in writing, all sums paid by the Investor for Securities and received by the Escrow Agent, and shall then notify the Company and Underwriter in writing of such refunds.

4.           Term of Escrow. This Escrow Agreement shall terminate upon the disbursement of all funds in the Escrow Account pursuant to Section 3(b) or Section 3(c) above (except with respect to provisions hereof which are specifically intended to survive such termination).

5.           Duty and Limitation on Liability of the Escrow Agent.

(a)          The Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. Neither the Offering document, nor any other agreement or document shall govern the Escrow Agent even if such other agreement or document is referred to herein, is deposited with, or is otherwise known to, the Escrow Agent.

(b)          The Escrow Agent shall be under no duty to determine whether the Company or the Underwriter is complying with the requirements of the Offering or applicable securities or other laws in tendering the Investor Funds to the Escrow Agent. The Escrow Agent shall not be responsible for, or be required to enforce, any of the terms or conditions of any Offering document or other agreement between the Company or the Underwriter and any other party.

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(c)          The Escrow Agent may conclusively rely upon and shall be fully protected in acting upon any statement, certificate, notice, request, consent, order or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document. Upon or before the execution of this Escrow Agreement, the Company and the Underwriter shall deliver to the Escrow Agent authorized signers’ lists in the form of Exhibit C-1 and Exhibit C-2 to this Escrow Agreement.

(d)          The Escrow Agent shall be under no obligation to institute and/or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its satisfaction.

(e)          The Escrow Agent may consult counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel.

(f)          The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence or willful misconduct was the primary cause of loss.

(g)          The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Escrow Agreement, except as otherwise explicitly set forth in this Escrow Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise, shall be read into this Escrow Agreement against the Escrow Agent.

(h)          In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Investor, resulting in adverse or conflicting claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons. Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, whether with or without jurisdiction and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies.

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(i)          In the event that any controversy should arise with respect to this Escrow Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

(j)          In no event shall the Escrow Agent be liable, directly or indirectly, for any special, indirect or consequential losses or damages of any kind whatsoever (including without limitation lost profits), even if the Escrow Agent has been advised of the possibility of such losses or damages and regardless of the form of action.

(k)          The parties agree that the Escrow Agent had no role in the preparation of the Offering documents, has not reviewed any such documents, and makes no representations or warranties with respect to the information contained therein or omitted therefrom.

(l)          The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents or the issuance, offering or sale of the Securities.

(m)          The Escrow Agent shall have no duty or obligation to monitor the application and use of the Investor Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

(n)          The Escrow Agent shall not be responsible or liable for any failure or delay in the performance of its obligation under this Escrow Agreement arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; wars; acts of terrorism; civil or military disturbances; sabotage; epidemic; riots; interruptions, loss or malfunctions of utilities, computer (hardware or software) or communications services; accidents; labor disputes; acts of civil or military authority or governmental action; it being understood that the Escrow Agent shall use commercially reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as reasonably practicable under the circumstances.

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6.           Escrow Agent's Fee. The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit D, which compensation shall be paid by the Company. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled, or the Escrow Agent renders any material service not contemplated in this Escrow Agreement, or there is any assignment of interest in the subject matter of this Escrow Agreement, or any material modification hereof, or if any material controversy arises hereunder, or the Escrow Agent is made a party to any litigation relating to this Escrow Agreement, or the subject matter hereof, then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all costs and expenses, including attorney’s fees and expenses, occasioned by any delay, controversy, litigation or event, and the same shall be paid by the Company. The Company’s obligations under this Section 6 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Escrow Agreement.

7.           Notices. All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the day of transmission if sent by facsimile to the facsimile number given below, with written confirmation of receipt, (c) on the day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows:

If to the Company:

General Agriculture Corporation

Room 801, Plaza B, Yonghe Building

No. 28 AnDingMen East Street

Dongcheng District

Beijing, China 100007

Fax No.: 86-10-6409-7026

With a copy to:

Bernard & Yam, LLP

Attn: Man Yam, Esq.

140-75 Ash Avenue, Suite 2D

Flushing, NY 11355

Phone: 2122197783

Fax: 2122193604

If to Underwriter:

Spartan Securities Group, Ltd.

15500 Roosevelt Boulevard, Suite 301

St. Petersburg, FL 33701

Phone. 727-502-0508

Fax No. 727-502-0858

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If to Escrow Agent:

Wilmington Trust, National Association

Institutional Client Services

280 Congress Street, Suite 1300

Boston, MA 02210

Phone: 617-457-2020

Facsimile: 617-457-2001

Any party may change its address for purposes of this section by giving the other party written notice of the new address in the manner set forth above.

8.           Indemnification of Escrow Agent. The Company and the Underwriter hereby jointly and severally indemnify, defend and hold harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been primarily caused by the willful misconduct of the Escrow Agent. The terms of this Section 8 shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

9.           Resignation. The Escrow Agent may resign upon thirty (30) days’ advance written notice to the Company and the Underwriter. If a successor escrow agent is not appointed within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Investor Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

10.        Successors and Assigns. Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets in whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

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11.        Governing Law; Jurisdiction. This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof.

12.        Severability. In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

13.        Amendments; Waivers. This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. The Company and the Underwriter agree that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Offering.

14.        Entire Agreement. This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

15.        References to Escrow Agent. No printed or other matter in any language (including, without limitation, the Offering document, any supplement or amendment relating thereto, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company or the Underwriter, or on the Company’s or Underwriter’s behalf unless the Escrow Agent shall first have given its specific written consent thereto.

16.        Section Headings. The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

17.        Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

General Agriculture Corporation

By:	/s/ Xingping Hou
Its:	CEO

Spartan Securities Group, Ltd.

By:	/s/ David Lopez
Its:	CCO

Wilmington Trust, National Association, as Escrow Agent

By:	/s/ William Cardozo
Its:	Vice President
Date:

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Exhibit A

Copy of Offering document

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Exhibit B

List of Investors

Pursuant to the Escrow Agreement dated __________ by and between General Agriculture Corp., (the “Company”), Spartan Securities Group Ltd, (the "Underwriter") and Wilmington Trust, National Association, as escrow agent (the “Escrow Agent”), the Company and the Underwriter hereby certify that the following Investors have paid money for the purchase of ____________ (the “Securities”), and the money has been deposited with the Escrow Agent:

1.	Name of Investor

Address

Tax Identification Number

Amount of Securities subscribed for

Amount of money paid and deposited with Escrow Agent

2.	Name of Investor

Address

Tax Identification Number

Amount of Securities subscribed for

Amount of money paid and deposited with Escrow Agent

Company:
By:
Its:
Date:

Underwriter:
By:
Its:
Date:

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EXHIBIT C-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of [COMPANY] and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-1 is attached, on behalf of [COMPANY].

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

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EXHIBIT C-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Spartan Securities Group Ltd. “UNDERWRITER” and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit C-2 is attached, on behalf of UNDERWRITER.

Name / Title	Specimen Signature

David Lopez
Name	Signature

CCO
Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

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Exhibit D

Fee Schedule

Escrow Agent Services

General Agriculture Corporation

Acceptance Fee:	Waived

Initial Fees as they relate to Wilmington Trust acting in the capacity of Escrow Agent – includes review of the Escrow Agent Agreement; acceptance of the Escrow Agent appointment; setting up of Escrow Account(s) and accounting records; and coordination of receipt of funds for deposit to the Escrow Agent Account(s). Acceptance Fee payable at time of Escrow Agreement execution

Escrow Agent Administration Fee

$5,000, payable at closing

For ordinary administrative services by Escrow Agent – includes daily routine account management; investment transactions; cash transaction processing (including wire and check processing); monitoring claim notices pursuant to the agreement; disbursement of funds in accordance with the agreement; and mailing of trust account statements to all applicable parties.

Wilmington Trust’s bid is based on the following assumptions:

•	Number of Escrow Accounts to be established: One (1)

•	Funds will be uninvested

•	Estimated term of escrow: 30-90 days

•	Estimated capital raise: Approximately $4-$20 million

•	Assumes between 10-20 wires

Out-of-Pocket Expenses:	If any, Billed At Cost

Rob Weiss

Vice President

Wilmington Trust, N.A.

(443) 388-0660

rweiss@wilmingtontrust.com

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